News Release

Investor Contacts:

Tirth Patel

Edison Advisors

T: 646-653-7035

tpatel@edisongroup.com

City of San Diego Adopts MagneGas Metal Cutting Fuel

Major New Client Win in Southern California

TAMPA, FL – January 28, 2019 – MagneGas Applied Technology Solutions, Inc. (“MagneGas” or the “Company”) (NASDAQ: MNGA), a leading clean technology company in the renewable resources and environmental solutions industries, announced today that the City of San Diego has elected to use MagneGas as its metal cutting fuel of choice, marking the first major city contract for the adoption of our metal cutting fuels. The City of San Diego has historically used acetylene to maintain a wide range of equipment used for waste removal, maintenance and infrastructure support and as of this contract, the City will immediately begin adoption of MagneGas’ cleaner and safer fuel products. In addition, the San Diego Continuing Education Cultural Complex (“ECC”) has elected to begin using MagneGas for the training and recertification of welders in the southern California market.

“We are grateful for the opportunity to serve the City of San Diego and the San Diego Continuing Education Cultural Complex,” commented Scott Mahoney, Chief Executive Officer of MagneGas. “We have been steadily marketing our propriety metal cutting fuel for one year since acquiring Complete Welding of San Diego in January of last year.”

“We have been presenting our unique capabilities through periodic live demonstrations of our technology, and we have been patiently supporting the local market as we gained the trust and confidence of some of the largest consumers of metal cutting fuels in the southern California market. The City of San Diego’s decision to adopt our product is a major milestone in our growth efforts in California.”

Mr. Mahoney concluded, “We are also very proud of our new relationship with the San Diego Continuing Education Cultural Complex. This is one of the premier training and recertification centers for welders in southern California, and we’re proud to help shape this aspect of the curriculum going forward. This relationship will quickly serve as a powerful platform for promoting our products and building new client relationships across the southern part of the state. Being deeply involved in the educational aspect of this industry is strategically important because we have the responsibility to train the next generation of welders on the newest and safest technologies and have them carry it forward in their careers.”

About MagneGas Applied Technology Solutions, Inc.

MagneGas Applied Technology Solutions, Inc. (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas® fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company’s testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs. The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the decontamination of contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications. For more information on MagneGas, please visit the Company’s website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributors, ESSI, Green Arc Supply, Paris Oxygen, Latex Welding Supplies, Tyler Welders Supply, United Welding Supplies, Trico Welding Supply and Complete Welding of San Diego. The Company operates 17 locations across California, Texas, Louisiana, and Florida.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.